EXHIBIT 10.3

2006 STOCK-SETTLED STOCK APPRECIATION RIGHTS GRANTS

TO CERTAIN EXECUTIVE OFFICERS

Executive Officer	2006 Stock-Settled Stock Appreciation Rights Grants*
Jon A. Marshall President and Chief Executive Officer	120,400

W. Matt Ralls Executive Vice President and Chief Operating Officer	60,800

James L. McCulloch Senior Vice President and General Counsel	45,500

Marion M. Woolie Senior Vice President, Operations	44,200

Roger B. Hunt Senior Vice President, Marketing	44,200

Michael R. Dawson Senior Vice President and Chief Financial Officer	41,600

Cheryl D. Richard Senior Vice President, Human Resources	28,800

R. Blake Simmons President, Applied Drilling Technology Inc.	28,800

Robert L. Herrin	3,700
Vice President
and Controller

*	The grant of the Stock-Settled Stock Appreciation Rights is effective January 3, 2006.